     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY __, 1998
                                               Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________

                           SUNGARD DATA SYSTEMS INC.
             (Exact name of registrant as specified in its charter)
                            _______________________

       DELAWARE                                          51-0267091
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                            _______________________

            1285 DRUMMERS LANE, SUITE 300, WAYNE, PENNSYLVANIA 19087
                    (Address of principal executive offices)
                            _______________________

     OPTIONS ASSUMED BY SUNGARD DATA SYSTEMS INC. ORIGINALLY GRANTED UNDER THE INFINITY INTERNATIONAL FINANCIAL TECHNOLOGY INC. 1989 STOCK OPTION PLAN,
       THE INFINITY FINANCIAL TECHNOLOGY, INC. 1993 STOCK INCENTIVE PLAN
     AND THE INFINITY FINANCIAL TECHNOLOGY, INC. 1996 STOCK INCENTIVE PLAN
                           (Full title of the plans)

                           LAWRENCE A. GROSS, ESQUIRE
                           SUNGARD DATA SYSTEMS INC.
                         1285 DRUMMERS LANE, SUITE 300
                           WAYNE, PENNSYLVANIA  19087
                                 (610) 341-8700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           _________________________

                                   COPIES TO:


                                RICHARD E. CLIMAN, ESQ.
                                KEITH A. FLAUM, ESQ.
                                COOLEY GODWARD LLP
                                FIVE PALO ALTO SQUARE
                                3000 EL CAMINO REAL
                                PALO ALTO, CA  94306-2155
                                (650) 843-5000

                           _________________________


                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES                   OFFERING PRICE PER     AGGREGATE OFFERING
  TO BE REGISTERED      AMOUNT TO BE       SHARE (1)            PRICE (1)            AMOUNT OF
                         REGISTERED                                              REGISTRATION FEE
-------------------------------------------------------------------------------------------------
  Common Stock (par
 value $.01)             1,684,658       $0.01-$27.95          $12,885,452.62      $3,801.21
================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price is based upon the exercise prices for shares previously granted under the Infinity International Financial Technology Inc. 1989 Stock Option Plan (88,285 shares at prices ranging from $0.01 to $1.11 per share); the Infinity Financial Technology, Inc. 1993 Stock Incentive Plan (1,434,465 shares at prices ranging from $0.12 to $27.95 per share); and the Infinity Financial Technology, Inc. 1996 Stock Incentive Plan (161,908 shares at prices ranging from $18.39 to $27.21 per share) pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").
================================================================================
                                                    Total Number of Pages: _____
                                                    Exhibit Index at Page: _____

     The stock options to be registered hereunder have been assumed by SunGard Data Systems Inc. (the "Registrant") pursuant to an Agreement and Plan of Merger and Reorganization, dated as of October 17, 1997, among the Registrant, Information Data Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant, and Infinity Financial Technology, Inc. ("Infinity"). These options were originally granted to directors, employees and consultants of Infinity under the Infinity International Financial Technology, Inc. 1989 Stock Option Plan, the Infinity Financial Technology, Inc. 1993 Stock Incentive Plan and the Infinity Financial Technology, Inc. 1996 Stock Incentive Plan.

                                       i.

                                    PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed with the Securities and Exchange Commission are incorporated by reference:

     (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Form 8-A filed with the Commission on May 14, 1997, including all amendments and reports updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Lawrence A. Gross, Esquire, who prepared the opinion attached as Exhibit
5.1 as to the validity of the shares of the Registrant's Common Stock issuable under the Infinity International Financial Technology Inc. 1989 Stock Option Plan, the Infinity Financial Technology, Inc. 1993 Stock Incentive Plan and the Infinity Financial Technology, Inc. 1996 Stock Incentive Plan, is Vice President and General Counsel of the Registrant, and, as of the date hereof, beneficially owns 25,312 shares of the Registrant's Common Stock.



                                      1.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's By-laws provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law. The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses (including attorneys' fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

     The Delaware General Corporation Law also provides that a Delaware corporation may, by amendment to its certificate of incorporation, eliminate personal liability of its directors to the corporation and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. The Registrant has adopted an amendment to the Registrant's Certificate of Incorporation which limits a director's liability for monetary damages for breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. The Registrant has also entered into indemnification agreements with its directors and officers, providing for indemnification to the fullest extent permitted by law and, in certain respects, provide greater protection than that specifically provided by the Delaware General Corporation Law. The indemnification agreements do not provide indemnification for, among other things, conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct.

     The Registrant has obtained directors' and officers' liability insurance which covers certain liabilities, including liabilities to the Registrant and its stockholders, in the amount of $20 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER

5.1       Legal Opinion of the Registrant's General Counsel.

23.1      Consent of Coopers & Lybrand LLP, independent accountants.

23.2      Consent of Counsel (included as part of Exhibit 5.1)

24.1      Power of Attorney (included as part of the signature page).

99.1      Infinity International Financial Technology Inc. 1989 Stock Option
          Plan.

99.2      Infinity Financial Technology, Inc. 1993 Stock Incentive Plan.

99.3      Infinity Financial Technology, Inc. 1996 Stock Incentive Plan.


                                      2.

                                 UNDERTAKINGS


     1.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the
     --------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Pennsylvania, on January 8, 1998.


                                    SUNGARD DATA SYSTEMS INC.



                                    By:  /s/ James L. Mann
                                       --------------------------------------
                                    Name: James L. Mann
                                    Title: Chairman, President and
                                             Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes James L. Mann and Michael J. Ruane and each of them, as Attorney-in-fact, to sign on his behalf individually and in each capacity stated below, and to file, any amendments, including post-effective amendments, to this registration statement.


SIGNATURE               TITLE                                 DATE


  /s/ James L. Mann      Chief Executive Officer, President,   January 8, 1998
----------------------   and Chairman of the Board of
     James L. Mann       Directors (Principal Executive
                         Officer)


 /s/ Michael J. Ruane    Chief Financial Officer and Vice      January 8, 1998
-----------------------  President--Finance (Principal
     Michael J. Ruane    Financial Officer)



/s/ Andrew P. Bronstein  Vice President and Controller         January 8, 1998
-----------------------  (Principal Accounting Officer)
   Andrew P. Bronstein


/s/ Gregory S. Bentley                                         January 8, 1998
-----------------------  Director
   Gregory S. Bentley


/s/ Michael C. Brooks                                          January 8, 1998
-----------------------  Director
   Michael C. Brooks

                                      4.

SIGNATURE               TITLE                                 DATE

/s/ Albert A. Eisenstat     Director                            January 8, 1998
-----------------------
   Albert A. Eisenstat


/s/ Bernard Goldstein       Director                            January 8, 1998
-----------------------
   Bernard Goldstein


    /s/ Michael Roth        Director                            January 8, 1998
-----------------------
   Michael Roth


/s/ Malcolm I. Ruddock      Director                            January 8, 1998
-----------------------
   Malcolm I. Ruddock


/s/ Lawrence J. Schoenberg  Director                            January 8, 1998
--------------------------
 Lawrence J. Schoenberg


                                      5.

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                                DESCRIPTION                               SEQUENTIAL PAGE NUMBER
    5.1  Legal Opinion of the Registrant's General Counsel.

   23.1  Consent of Coopers & Lybrand LLP, independent accountants.

   23.2  Consent of Counsel (included as part of Exhibit 5.1).

   24.1  Power of Attorney (included as part of the signature page).

   99.1  Infinity International Financial Technology Inc. 1989 Stock Option
         Plan

   99.2  Infinity Financial Technology, Inc. 1993 Stock Incentive Plan

   99.3  Infinity Financial Technology, Inc. 1996 Stock Incentive Plan


                                      6.